Exhibit 10.2

LICENSE AGREEMENT

Agreement No: One

THIS LICENSE AGREEMENT is effective as of April 3, 2018. (hereinafter the “Effective Date”) and is made by and between the following parties (collectively referred to herein as the “Parties” and individually as a “Party”):

PARTIES:

Pineapple Express, Inc., located at 10351 Santa Monica Blvd., Suite 420, Los Angeles, CA 90025, USA (hereinafter referred to as “OWNER”) on the one hand, and

Sky Island Inc., located at 1901 Avenue of the Stars, Suite 200, Los Angeles, CA 90067, (hereinafter referred to as the “Licensee”) on the other hand.

RECITALS:

WHEREAS, OWNER has created and owns and/or controls the works identified in the Definitions set forth herein below (hereinafter referred to as the “Property”) and OWNER has the right to license and authorize third parties to use said Property and to grant the rights set forth herein below; and

WHEREAS, Licensee desires to obtain a License to manufacture certain items of merchandise or products bearing or otherwise utilizing the Property as specifically identified in the Definitions set forth below (herein referred to as the “Licensed Articles”) and to seek OWNER’s help to market, sell and distribute said Licensed Articles within California (herein referred to as the “Territory”) and in specific channels of distribution (herein referred to as the “Retail Channels”) as defined herein below; and

WHEREAS, the Parties hereto are in agreement with respect to the terms and conditions upon which Licensee shall have the right to use the Property in connection with the manufacture, marketing, sale and distribution of such Licensed Articles during the Term of this License Agreement on a non-exclusive basis.

NOW THEREFORE, in consideration of the mutual promises contained herein and in the Standard Terms and Conditions attached hereto and made a part hereof, the Parties hereby agree as follows:

I.	DEFINITIONS:

In this License Agreement the following terms shall have the meanings set forth below:

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(a)	“Property” shall mean: Any and all licensed products manufactured using cannabis infused oils, tinctures, butters, for topical and ingestible use. Each specific proposed use of a “Property” shall require the Owner’s prior written approval in each instance.

(b)	“Licensed Articles” shall mean: The items of merchandise specifically set forth in Exhibit “A” utilizing the Property.

(c)	“Term” shall mean: The period commencing as of the date of signing of this Agreement and ending in ten years unless sooner terminated in accordance with any of the provisions set forth herein or in the Standard Terms and Conditions attached hereto.

(d)	“Territory” shall mean: California.

(e)	“Retail Channels” shall mean: The channels of distribution set forth in Exhibit “B” for marketing, sale and distribution of the Licensed Articles.

(f)	“Gross Sales” shall mean: The gross number of all Licensed Articles utilizing the Property which are manufactured and shipped/distributed by or on behalf of Licensee or any of its directly or indirectly affiliated, associated, related, parent or subsidiary companies less only: 1) actual, documented and verifiable returns of damaged Licensed Articles actually credited to a customer; and 2) industry customary and normal, documented and verifiable trade discounts actually credited to a customer not to exceed 5% (Five Percent).

(g)	“Royalty” and/or “Royalties” shall mean: 10% (ten percent) of Licensee’s retail selling price of the Licensed Articles on all Sales of the Licensed Articles as specifically set forth in Section I.(f) above without deductions of any kind and paid on a monthly basis by the 15th of the month covering the preceding calendar month.

(h)	“Authorized Language” shall mean: English.

(i)	“Exclusivity” shall mean: Non-exclusive. For clarity, Licensee acknowledges and agrees that the license granted to it under this License Agreement is non-exclusive, and that the Owner may enter into licenses of the Property with other third parties, including competitors of the Licensee, all in Owner’s sole discretion.

II.	GRANT:

Subject to the provisions set forth herein and in the Standard Terms and Conditions stated above and below, OWNER hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive limited License for the right to utilize the Property solely in connection with the legal branding of the Licensed Articles specified herein and the marketing, sale and distribution of said Licensed Articles in the specific Territory and Retail Channels granted herein via print and digital catalog and online marketing via THC.com, Pineapple Express.com, and other marketing platforms solely paid for by Licensee. All rights not specifically granted pursuant to this Agreement are hereby reserved to OWNER.

Licensee shall pay OWNER a 10% Royalty on Gross Sales for any products sold by Licensee bearing the marks as listed in Exhibit “A” and subject to the Term, Territory, Retail Channels, as stated herein.

Nothing contained herein or in any provision of the Standard Terms and Conditions attached hereto shall be construed to prevent OWNER from granting any other license to any other person or entity for the use of the Property or from utilizing the Property in any manner whatsoever.

III.	TERMS AND CONDITIONS:

This License Agreement and all Attachments, Exhibits and/or Schedules thereto as specified herein below shall be deemed a part of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused this Agreement to be duly executed as of the Effective Date first written above.

Pineapple Express, Inc. (“OWNER”)

By:	/s/ Matthew Feinstein
Name:	Matthew Feinstein
Title:	CEO

Sky Island, Inc. (“Licensee”)

By:	/s/ Jamie Ortega
Name:	Jamie Ortega
Title:	COO

ATTACHMENTS

Description of Licensed Articles	(Exhibit “A”)
Retail Channels of Distribution	(Exhibit “B”)

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EXHIBIT “A”

Licensed Articles

The Licensed Articles shall consist of only the following:

EXHIBIT “B”

RETAIL CHANNELS FOR MARKETING, SALES AND DISTRIBUTION

Retail Channels for the marketing, sale and distribution of the Licensed Articles shall include only the following channels of distribution:

Sales to occur in the following manner:

In California for THC branded products containing cannabis and nationwide for Pineapple Express branded products containing CBD rich hemp oil.

Marketing to occur in the following manner:

Via print and digital catalog and online marketing via THC.com, Pineapple Express.com, and other marketing platforms solely paid for by Licensee.